UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

(346) 398-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Innovex International, Inc. (the “Company”) held on May 7, 2026, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below (where applicable, rounded to the nearest whole share). The proposals related to each matter are described in detail in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 27, 2026.

Proposal 1 Election of Directors

Each of the following nominees for directors were elected to serve a three-year term expiring at the 2029 annual meeting of stockholders by the following vote:

	For	Against	Abstentions	Broker Non-Votes
John Lovoi	55,231,738	7,264,983	22,344	2,864,412
Angie Sedita	58,640,091	3,855,067	23,907	2,864,412
Will Donnell	61,262,832	1,237,813	18,420	2,864,412

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2026 was approved by the following vote:

For	Against	Abstentions
65,317,004	42,888	23,585

Proposal 3 Advisory Vote on Executive Compensation

The advisory vote on the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
61,831,241	586,796	101,028	2,864,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: May 11, 2026	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer